EXHIBIT 99.1

Byron Vielehr Named Chief Operating Officer of Apollo Asset Management

Vielehr to lead and scale Apollo’s operating platform globally

NEW YORK, August 30, 2022 – Apollo (NYSE: APO) today announced that Byron Vielehr has been named Partner and Chief Operating Officer (COO) of Apollo Asset Management, Inc. (NYSE: AAM PrA, AAM PrB), effective September 30th, 2022. Vielehr will work with the leadership team to shape and support the firm’s strategic growth plan, scale Apollo’s global operating platform and harness the power of technology across the firm.

Apollo Asset Management Co-Presidents James Zelter and Scott Kleinman said, "We are pleased to welcome Byron as Chief Operating Officer of Apollo Asset Management. His exceptional breadth of experience in financial services, operations, strategy, and technology are a perfect fit for scaling our businesses globally and reinforcing our entrepreneurial, high-performance culture. By continuing to build a world-class operating platform, we are positioning ourselves to deliver on our strategic growth initiatives, many in the fastest growing segments of the industry.”

Marc Rowan, Chief Executive Officer at Apollo said, “Byron is a tech-fluent and skilled operator with a proven track record leading global operations and driving large-scale transformations. He will further enhance our efforts to scale our business, drive innovation and establish the firm as a leading, modern asset manager.”

Vielehr will be responsible for aligning the strategic business and investment priorities of the firm with its operational capabilities while leading continuous improvement, innovation, and adoption of new technologies. He joins Apollo with over 30 years of technology and financial services experience, including having served in numerous senior operational and executive leadership roles at leading businesses and global organizations. Most recently, Vielehr served as Chief Growth Officer at Fiserv, a leading Payments and Fintech provider. During his eight-year tenure at Fiserv, Vielehr led the Payment, Digital, and Account Processing businesses, and had responsibility for enterprise strategy, M&A, venturing and strategic intelligence. Prior to his time at Fiserv, he spent nearly 10 years at Dun & Bradstreet, an information services provider, where he ultimately served as President of D&B International, President of D&B North America, and Head of Global Operations. Previously, Vielehr served as President and COO of Northstar Systems, and Chief Information Officer of Merrill Lynch Private Client and Merrill Lynch Asset Management.

Of the appointment, Vielehr commented, "I am excited to be joining Apollo during this period of great momentum and accelerating growth trajectory. I look forward to working closely with Apollo’s impressive management team to advance the firm’s disciplined growth strategy by harnessing the power of technology."

About Apollo

Apollo is a high-growth, global alternative asset manager. In our asset management business, we seek to provide our clients excess return at every point along the risk-reward spectrum from investment grade to private equity with a focus on three investing strategies: yield, hybrid, and equity. For more than three decades, our investing expertise across our fully integrated platform has served the financial return needs of our clients and provided businesses with innovative capital solutions for growth. Through Athene, our retirement services business, we specialize in helping clients achieve financial security by providing a suite of retirement savings products and acting as a solutions provider to institutions. Our patient, creative, and knowledgeable approach to investing aligns our clients, businesses we invest in, our employees, and the communities we impact, to expand opportunity and achieve positive outcomes. As of June 30, 2022, Apollo had approximately $515 billion of assets under management. To learn more, please visit www.apollo.com.

Contacts

For Investors:

Noah Gunn

Global Head of Investor Relations

Apollo Global Management, Inc.

(212) 822-0540

IR@apollo.com

For Media:

Joanna Rose

Global Head of Corporate Communications

Apollo Global Management, Inc.

(212) 822-0491

Communications@apollo.com